Exhibit 99.1

     EDUCATIONAL DEVELOPMENT CORPORATION ANNOUNCES CANCELLATION OF MATERIAL
                              DEFINITIVE AGREEMENT

    TULSA, Okla., Aug. 1 /PRNewswire-FirstCall/ -- Randall White, CEO and President of Educational Development Corporation (Nasdaq: EDUC) announces that effective July 26, 2006, the Plan of Reorganization and Dip Financing Agreement with Intervisual Books, Inc. located in Inglewood, California, that the Company entered into on July 13, 2006, has been cancelled.

    Intervisual Books, Inc. was operating as a debtor-in-possession in a Chapter 11 bankruptcy case. On July 26, 2006, in the United States Bankruptcy Court in Los Angeles, California, the court conducted an auction for the assets of Intervisual Books, Inc. The Company was not the successful bidder in this auction. However, the Company is actively pursuing other acquisition candidates that would provide an operational and financial fit for the Company.

    Educational Development Corporation sells the Usborne line of children's books through its multi-level sales organization, through 5,100 retail stores and over the Internet. The Company offers over 1,400 different titles for children of all ages.

SOURCE  Educational Development Corporation
    -0-                             08/01/2006
    /CONTACT: Randall White, President of Educational Development Corporation, +1-918-622-4522/
    /Web site:  http://www.edcpub.com /
    (EDUC)